Exhibit 99.1

Disaboom, Inc. Announces Closing on $5,346,000

Denver, Colo., September 26, 2007 – Disaboom, Inc., (OTCBB: DSBO) announced today that it has had a closing of $5,346,000 under a private placement of unregistered securities. For each $0.75 invested, the purchaser received one common share plus warrants to acquire three-fourths of a share. A total of 7,128,000 common shares were issued in the offering and 5,346,000 warrants to purchase the same number of common shares. The offering was made to accredited investors only. The purpose of the private placement is to raise funds for working capital, new product development and general corporate purposes.

The shares of Common Stock are not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy in any jurisdiction.

Disclaimers & Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). These statements are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the Company’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of the Company’s future financial performance, the time line for the launch of the Company’s website, the prospects for selling advertising on the website, the Company’s anticipated growth and potentials in its business, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified in our filings with the SEC, available at www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and we assume no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise, other than as required by law.

© Disaboom, Inc., 2007.

For more information about Disaboom, Inc., contact J.W. Roth at (720) 407-6530 or Jennifer Jarman of The Blueshirt Group at (415) 217-5866, and please visit the “About Us” section of our web site at www.disaboom.com.